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                                                                     EXHIBIT 5.1

               [Letterhead of Miles & Stockbridge P.C.]

                                                     June 11, 2002

Urstadt Biddle Properties Inc.
321 Railroad Avenue
Greenwich, Connecticut 06830

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Urstadt Biddle Properties Inc., a Maryland corporation (the "Company"), in connection with the registration of certain securities of the Company (the "Offered Securities"), including (i) shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), (ii) shares of the Company's Class A Common Stock, $.01 par value per share ("Class A Common Stock"), (iii) shares of the Company's preferred Stock, $.01 par value per share ("Preferred Stock"), (iv) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified series, (v) debt securities ("Debt Securities"), and (vi) delayed delivery contracts to purchase Common Stock, Class A Common Stock, Preferred Stock, Depositary Shares or Debt Securities of the Company. The Offered Securities, having an aggregate maximum public offering price of $150,000,000, are more fully described on the Registration Statement on Form S-3 (Reg. No. 333-84774, the "Registration Statement"), and the Prospectus included therein (the "Prospectus"), filed by the Company on March 22, 2002, with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and the Preliminary Prospectus Supplement, filed by the Company on June 10, 2002 (the "Prospectus Supplement"), with the SEC under the Securities Act, in connection with the filing of the Pre-Effective Amendment No. 1 to the Registration Statement. In connection therewith, you have requested our opinion concerning certain matters.

         We have examined the Registration Statement, including the Prospectus and the Prospectus Supplement, and such other documents, corporate records, laws and regulations as we have deemed necessary for the purposes of giving the opinions set forth in this opinion letter. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based upon that examination and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland.

         2. When shares of the Common Stock, Class A Common Stock or Preferred Stock have been authorized by appropriate corporate action of the Company, including, in the case of


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Urstadt Biddle Properties, Inc.
June 11, 2002
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Preferred Stock, setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, and have been issued and sold as described in the Registration Statement, including the Prospectus and the Prospectus Supplement, such Common Stock, Class A Common Stock or Preferred Stock will be legally issued, fully paid and non-assessable.

         3. To the extent that any of the delayed delivery contracts to purchase Common Stock, Class A Common Stock or Preferred Stock are governed by Maryland law (the "Delayed Delivery Contracts"), when such Delayed Delivery Contracts have been authorized by appropriate corporate action of the Company and have been issued and sold as described in the Registration Statement, including the Prospectus, such Delayed Delivery Contracts will be legally issued, fully paid and non-assessable.

         We express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Maryland. The opinions expressed herein are limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated.

         We hereby consent to the use of our name under the heading "Legal Opinions" in the Prospectus and any Prospectus Supplement forming a part of the Registration Statement and to the filing of this opinion letter with the Registration Statement as Exhibit 5.1 thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

                                            Very truly yours,

                                            Miles & Stockbridge P.C.


                                            By: /s/  J.W. Thompson Webb
                                                ------------------------
                                                 Principal